EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT effective as of May 22, 2008, is made by and between GREAT CHINA INTERNATIONAL HOLDINGS, INC. , a Nevada corporation (the “Employer”), and DONGQING SUN (the “Employee”).

Recital

The Employee has agreed to provide his services to the Employer and the Employer is desirous of receiving said services, on the terms and conditions and for the consideration as hereinafter set forth;

Agreement

NOW, THEREFORE , in consideration of the foregoing recital and the terms, conditions, and other consideration hereinafter set forth, the parties hereto agree as follows:

Article 1

Engagement

Employer hereby employs and engages Employee and Employee hereby accepts employment with the Employer as Employer’s Chief Financial Officer. Employee agrees to devote his full working time and attention to the business of Employer.

Article 2

Term

Unless terminated sooner in accordance with the terms of this Agreement, this Agreement and the Employee’s employment hereunder shall be for a term that commences on the date hereof and ends on May 22, 2010. Either party may terminate this Agreement, with or without cause, at any time on 30 days prior written notice.

Article 3

Compensation

In consideration of the Employee performing his duties and responsibilities as an employee of the Employer pursuant to this Agreement, the Employer agrees to pay and make available to the Employee the following:

Employer shall pay to Employee a Base Salary of RMB 5,000 per month subject to increase from time to time at the discretion of the Employer. The foregoing salary is payable in accordance with the payroll procedures established by Employer for all its employees and shall be subject to all applicable taxes in accordance with the Labor Law of China.

Article 4

General Matters

4.1         None of Employee, his spouse, his designated contingent beneficiary, or their estates shall have any right to anticipate, encumber, or dispose of any payment due under this Agreement. Such payments and other rights are expressly declared non-assignable and non-transferable except as specifically provided herein.

4.2         Employer shall indemnify Employee and hold him harmless from liability for, and shall advance to him on a current basis any expenses incurred in connection with, acts, omissions, or decisions made by him while performing services for Employer to the greatest extent permitted by applicable law.

4.3         This Agreement may not be assigned by either party without the prior written consent of the other party. Subject to this limitation, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

4.4         This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the employment of Employee by Employer. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that it is to constitute a part of this Agreement and is to be attached as a rider to this Agreement and is signed by the parties to this Agreement.

4.5         This Agreement cannot be modified by tender, acceptance or endorsement of any instrument of payment, including check. Any words contained in an instrument of payment modifying this contract, including a waiver or release of any claims, or a statement referring to paying in full is void. This Agreement can only be modified in a separate writing, other than an instrument of payment, signed by the parties.

4.6         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings in this Agreement are inserted for convenience of reference and shall not affect its meaning or interpretation.

4.7         The parties shall deal with each other in good faith, good faith meaning honesty in fact and the observance of all commercial standards of fair dealing and usages of trade, which are regularly observed within the industry. In this regard, Employer shall not engage in any course of conduct that is oppressive to Employee and intended by Employer to force Employee’s resignation.

4.8         The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

4.9         If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

4.10        No failure by an party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or of any other covenant, agreement, term, or condition.

AGREED and entered into as of the day and year first above written.

EMPLOYER

Great China International Holdings, Inc.

By:
Frank Jiang, CEO

EMPLOYEE:
SUN Dongqing